Exhibit 1

UNDERWRITING AGREEMENT

April 16, 2012

Scotia Capital Inc.
Scotia Plaza
68th Floor
40 King Street West
Toronto, ON M5H 3C2

- and -

RBC Dominion Securities Inc.
Royal Bank Plaza, South Tower
200 Bay Street, 4th Floor
Toronto, Ontario
Canada M5J 2W7

as representatives of the several Underwriters

Ladies and Gentlemen:

North American Palladium Ltd., a corporation existing under the laws of Canada (the “Company”), confirms its agreement with Scotia Capital Inc. (“Scotia”) and RBC Dominion Securities Inc. (“RBC”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 13 hereof), for whom Scotia and RBC are acting as representative (in such capacity, together, the “Representatives”), with respect to the issue and sale by the Company to the Underwriters of the numbers of common shares of the Company set forth in Schedule A hereto (the “Securities” or the “Flow-Through Shares”), each such common share to be issued as a “flow-through”  share pursuant to the Income Tax Act (Canada) (the “Tax Act”).

The Company understands that the Underwriters propose to make a public offering of the Flow-Through Shares only in the provinces of Canada (the “Qualifying Jurisdictions”) in an “overseas directed offering” in compliance with Regulation S under the U.S. Securities Act of 1933, as amended (the “1933 Act”), upon the terms set forth in the Final Prospectus (as hereinafter defined), as soon as the Representatives deem advisable after this underwriting agreement (the “Agreement”) has been executed and delivered.

Upon and subject to the terms and conditions set forth in this Agreement, the Underwriters agree to act as, and the Company hereby appoints the Underwriters as, the sole and exclusive agents of the Company to offer for sale 11,300,000 Flow-Through Shares at a purchase price of $3.10 per Flow-Through Share (the “Offering Price”), for aggregate gross proceeds of $35,030,000 (the “Offering”), provided that, in accordance with Section 5(a) hereof, if less than 11,300,000 Flow-Through Shares are sold by the Underwriters as agents on the closing, the Underwriters agree to purchase from the Company that number of Flow-Through Shares that, together with the Flow-Through Shares sold by the Underwriters as agent, aggregates 11,300,000 Flow-Through Shares, and the Company hereby agrees to issue and sell, all but not less than all of the Flow-Through Shares.  The obligations of the Underwriters are several and not joint, as provided herein.

In connection with the Offering, the Company shall pay to the Underwriters at the Closing Time (as hereinafter defined) a cash fee equal to 5% of the gross proceeds of the Offering (the “Underwriters’ Fee”).

SECTION 1.                                            The Offering

(a)                                 Compliance with Laws.  The sale of the Securities to the each of the purchasers arranged by the Underwriters, and if applicable, the Underwriters (collectively, the “Purchasers”) shall be effected in a manner that is in compliance with the securities laws applicable in the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements, notices and blanket orders or rulings of the securities regulatory authorities in such Qualifying Jurisdictions, including the Toronto Stock Exchange (the “TSX”) (collectively, the “Canadian Securities Laws”) and upon the terms set out in the Final Prospectus and in this Agreement.

(b)                                 Selling Group.  The Underwriters shall be entitled to appoint, at the Underwriters’ expense, a soliciting dealer group consisting of other registered dealers acceptable to the Company for the purposes of arranging for purchases of the Securities (the “Selling Group”).  The Underwriters shall ensure that any investment dealer who is a member of any Selling Group formed by the Underwriters pursuant to the provisions of this Agreement or with whom any Underwriter has a contractual relationship with respect to the Offering, if any, agrees with such Underwriter to comply with the covenants and obligations given by the Underwriters herein.

(c)                                  Reduced Price Distribution.  Without affecting the obligation of the Underwriters to purchase 11,300,000 Flow-Through Shares from the Company at the Offering Price, after the Underwriters have made reasonable efforts to sell all of the Flow-Through Shares at the Offering Price, the offering price to the public may be decreased and further changed from time to time by the Underwriters to an amount not greater than the Offering Price and, in such case, the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by the Purchasers for such Flow-Through Shares is less than the gross proceeds paid by the Underwriters to the Company.  If the aggregate purchase price paid by the Purchasers is less than the Offering Price, the Company will only be permitted to renounce Resource Expenses (as defined in Schedule E attached hereto) equal to such lesser aggregate price.  The Underwriters will inform the Company if the Offering Price is to be decreased and pay the Company an amount equal to any deficiency arising as a result of the decrease in the Offering Price.

SECTION 2.                                            Company’s Covenants Related to the Offering.

(a)                                 Preliminary Prospectus Filing.  The Company will prepare and file, in the English and French languages, the preliminary prospectus (which includes all documents incorporated or deemed to be incorporated by reference therein pursuant to National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”)) qualifying the distribution of the Flow-Through Shares (“Preliminary Prospectus”) with the securities regulatory authorities (the “Qualifying Authorities”) in each of the Qualifying Jurisdictions pursuant to the system for review of prospectus filings set out in Multinational Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport System”), and obtain a receipt (the “Preliminary Receipt”) from the Ontario Securities Commission (the “Reviewing Authority”) as the principal regulator under the Passport System, which evidences that a deemed receipt therefor has been obtained in each of the other Qualifying Jurisdictions, and shall have taken all other steps and proceedings that may be necessary prior to 5:00 p.m. (Toronto time) on April 16, 2012.

(b)                                 Final Prospectus Filing.  The Company will seek to satisfy all comments of the Reviewing Authority with respect to the Preliminary Prospectus as soon as possible after receipt of such comments.  The Company will prepare and file, in the English and French languages, the final prospectus (which includes all documents incorporated or deemed to be incorporated by reference therein pursuant to NI 44-101) qualifying the distribution of the Flow-Through Shares (the “Final Prospectus”, and together with the Preliminary Prospectus, referred to herein as the “Prospectus”) with the Qualifying Authorities pursuant to the Passport System and obtain a receipt from the Reviewing Authority (the “Final Receipt”) in respect thereof, which evidences that a deemed receipt therefor has been obtained in each of the other Qualifying Jurisdictions for the Final Prospectus, and shall have taken all other steps and proceedings that may be necessary in order to qualify the Flow-Through Shares for distribution pursuant to the Final Prospectus in each of the Qualifying Jurisdictions, prior to 5:00 p.m. (Toronto time) on April 24, 2012 (or such other date or time as may be agreed to in writing by the Company and the Underwriters).

(c)                                  Auditors Comfort Letter.  Concurrently with the filing of the Final Prospectus (and any Supplementary Material (as hereinafter defined)) with the Qualifying Authorities, the Company shall deliver or cause to be delivered, a “long form” comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company from KPMG LLP (“KPMG”) with respect to the verification of the financial and accounting information and other numerical data of a financial nature relating to the Company contained in the Final Prospectus, which letter shall be based on a review by KPMG within a cut-off date of not more than two Business Days prior to the date of the letter, which letter shall be in addition to the KPMG’s consent letter addressed to the Qualifying Authorities.

(d)                                 Conditional Approvals.

(i)                                                        Prior to the filing of the Final Prospectus with the Qualifying Authorities, the Company shall deliver to the Underwriters, copies of correspondence from the Toronto Stock Exchange (the “TSX”) indicating that the application for the listing and posting for trading on the TSX of the Flow-Through Shares has been approved for listing subject only to satisfaction by the Company of certain standard post-closing conditions imposed by the TSX; and

(ii)                                                     prior to the Closing Time, the Company shall deliver to the Underwriters, copies of correspondence from the NYSE Amex Equities (“AMEX”) indicating that the application for the listing and posting for trading on the AMEX of the Flow-Through Shares has been approved for listing.

(e)                                  Delivery of Commercial Copies.  The Company shall cause commercial copies (in both English and French) of each of the Preliminary Prospectus, the Final Prospectus and any amendment to the Final Prospectus, or any amendment or supplemental prospectus, or ancillary materials required to be filed with any of the Qualifying Authorities in connection with the distribution of the Flow-Through Shares (collectively, the “Supplementary Material”), to be delivered to the Underwriters without charge, in such numbers and in such locations as the Underwriters may reasonably request.  Such delivery shall be effected as soon as possible and, in any event, on or before the date which is one Business Day for deliveries to be made in Toronto, Ontario and two Business Days for deliveries to be made outside of Toronto, Ontario after each of the Preliminary Receipt and Final Receipt has been obtained in each of the Qualifying Jurisdictions, and on or before a date which is two Business Days after the Qualifying Authorities issue receipts, in respect of or accept for filing, as the case may be, any Supplementary Material.  The copies of the English and French versions of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material furnished to the Underwriters and counsel for the Underwriters will be identical to the corresponding electronically transmitted copies thereof filed with the Qualifying Authorities.

(f)                                   No Misrepresentation.  Each delivery of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material to the Underwriters by the Company in accordance with this Agreement will constitute the representation and warranty of the Company to the Underwriters that at the respective date and delivery of such documents:

(i)                                                        all the information and statements to be contained in the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, constitutes full, true and plain disclosure of all material facts relating to each of the Offering, the Company and the Subsidiaries on a consolidated basis and the Flow-Through Shares (provided that this representation and warranty is not intended to extend to information and statements relating solely to the Underwriters or included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters specifically for use therein);

(ii)                                                     no material fact or information has been omitted from the Preliminary Prospectus, the Final Prospectus and any Supplementary Material (except facts or information relating solely to or provided by or on behalf of the Underwriters) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made; and

(iii)                                                  each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, in all material respects, contain the disclosure required by and conform to all requirements of Canadian Securities Laws.

(g)                                  Due Diligence.  The Company hereby covenants to the Underwriters, and acknowledges that each of them is relying on such covenants in purchasing the Flow-Through Shares, that the Company shall:

(i)                                                        prior to the filing of each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, allow the Underwriters to participate fully in the preparation of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material and make available to the Underwriters and their legal counsel on a timely basis, all documents and information necessary for the Underwriters to conduct and complete all due diligence which they may reasonably require to conduct in order to fulfill their obligations and in order to enable them to responsibly execute the certificates required to be executed by them at the end of each of the Preliminary Prospectus, the Final Prospectus and any applicable Supplementary Material; and

(ii)                                                     make available its directors, senior management, technical advisors, auditors and counsel to answer any questions which the Underwriters may have and to participate in one or more due diligence sessions to be held prior to Closing and, prior to filing each of the Preliminary Prospectus and Final Prospectus, and any Supplementary Material, and to use its commercially reasonable efforts to arrange for the auditors of the Company to provide written responses in connection with any such due diligence session.

(h)                                 Distribution Period.  Until the date of the completion of the distribution of the Flow-Through Shares, the Company shall take all steps and proceedings that may be required under applicable Canadian Securities Laws to ensure the Flow-Through Shares are qualified for distribution to the public and ensure that each of the Preliminary Prospectus and the Final Prospectus, and any Supplementary Material, comply in all material respects with applicable Canadian Securities Laws. If during the period of distribution of the Flow-Through Shares there shall be any change in Canadian Securities Laws which, in the opinion of the Underwriters, acting reasonably, requires the filing of any Supplementary Material, upon written notice from the Underwriters, the Company shall, to the satisfaction of the Underwriters, acting reasonably, promptly prepare and file any such Supplementary Material with the Qualifying Authorities.

(i)                                     Material Changes During Distribution.  During the period from the date hereof until the completion of the distribution of the Flow-Through Shares, the Company shall promptly inform the Underwriters in writing:

(i)                                                        If there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Underwriters) or any event or development involving a prospective material change or a change in a material fact (including any change in applicable laws) or any other change which would constitute a material change to, or a change in a material fact concerning the Company or the Subsidiaries or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in, a misrepresentation in the Prospectus or any Supplementary Material, or could render any of the foregoing, not to be in compliance with applicable Canadian Securities Laws; or

(ii)                                                     of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the satisfaction of the Underwriters, acting reasonably, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods with the Qualifying Authorities any Supplementary Material or material change report as may be required under Canadian Securities Laws and shall comply in all material respects with all other applicable filing and other requirements under applicable securities laws including any requirements necessary to qualify the distribution of the Securities. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the approval of the form and content thereof by the Underwriters, which approval shall not be unreasonably withheld or delayed.

The Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is, or ought to be consideration given as to whether there may be, a material change or change in a material fact or other change described in the preceding two paragraphs.

For the purposes of this Agreement, the terms “material change”, “material fact” and “misrepresentation” shall have the meanings as defined under Canadian Securities Laws.

(j)                                    Press Releases.  During the period commencing on the date hereof and until completion of the distribution of the Flow-Through Shares, the Company will promptly provide to the Underwriters drafts of any press releases of the Company for review by the Underwriters and the Underwriters’ counsel prior to issuance, and will not publish those press releases except with the prior approval of the Underwriters (unless otherwise required by applicable laws), which approval will not be unreasonably withheld or delayed.

(k)                                 Fulfillment of Conditions.  The Company covenants to use its commercially reasonable efforts to fulfil or cause to be fulfilled, at or prior to the Closing Time, each of the conditions required to be fulfilled by it set out in Section 8.

SECTION 3.                                            Company Representations and Warranties.

(a)                                 Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 5(b) hereof, and agrees with each Underwriter, as follows:

(i)                                                        Eligibility and Compliance with Registration Requirements. The Company is a reporting issuer (or equivalent thereof) in each Qualifying Jurisdiction that recognizes the concept of reporting issuer (or equivalent thereof), is not in default in any material respect under the securities laws of any Qualifying Jurisdiction, and is in compliance in all material respects with its timely disclosure obligations under the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), Canadian Securities Laws, and the requirements of the AMEX and the TSX. The Company meets the eligibility requirements, and has complied with NI 44-101 so as to allow it to use a short form prospectus with respect to a distribution of securities. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company (including the Securities) has been issued or made by any Qualifying Authority, any other securities commission, stock exchange (including the TSX or AMEX) or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by any such authority. Any request on the part of any Qualifying Authority for additional information in connection with the Offering contemplated hereby has been complied with, in all material respects.

(ii)                                                     Incorporation of Documents by Reference. Each document filed or to be filed with the Qualifying Authorities and incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Final Prospectus (and any Supplementary Material) complied, or will comply when so filed and at the Closing Time, in all material respects with Canadian Securities Laws, and did not or will not contain a misrepresentation, and none of such documents contained or will contain at the time of its filing and at the Closing Time any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

(iii)                                                  Independent Accountants. KPMG, who have audited the consolidated financial statements of the Company included or incorporated by reference in the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the 1933 Act and the rules and regulations thereunder and are independent with respect to the Company within the meaning of the Rules of Professional Conduct of Ontario.

(iv)                                                 Financial Statements. The audited consolidated financial statements of the Company included or incorporated by reference in the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated and the consolidated balance sheets, consolidated statements of loss and deficit and consolidated statements of cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved and said financial statements comply as to form in all material respects with applicable Canadian Securities Laws. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. All disclosures included or incorporated by reference in the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined under Canadian Securities Laws) comply with applicable Canadian Securities Laws. There have been no changes in the consolidated assets or liabilities of the Company from the position thereof as set forth in the audited consolidated financial statements included or incorporated by reference in the Prospectus, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to the Company and the Subsidiaries (as hereinafter defined) (taken together, as a single enterprise) and except for changes that are disclosed in the Prospectus.

(v)                                                    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its share capital.

(vi)                                                 Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Canada and has all corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. A “Material Adverse Effect” in this Agreement means a material adverse effect or a prospective material adverse effect on the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(vii)                                              Good Standing of Subsidiaries. Each subsidiary of the Company is listed on Schedule C to this Agreement (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding share capital of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of any Subsidiary were issued in violation of the preemptive or similar rights of any shareholder of such Subsidiary.

(viii)                                           Capitalization. As at the date hereof, the authorized share capital of the Company consists of an unlimited number of common shares, of which 163,086,821 common shares were issued and outstanding as at the date hereof. All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all U.S. and Canadian securities laws; none of the outstanding shares in the capital of the Company was issued in violation of the pre-emptive or other similar rights of any securityholder of the Company. Except as disclosed in the Prospectus, the Company does not have any options or warrants to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, any of its share capital or any such options, rights, convertible securities or obligations. The description of the Company’s employee benefit plans, and the options or other rights granted thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be disclosed with respect to such plans, options and rights. Except as disclosed in the Prospectus, to the knowledge of the Company, there are no agreements, arrangements or understandings among or between any shareholders of the Company with respect to the Company or the voting or disposition of the Company’s share capital.

(ix)                                                 Authorization. This Agreement has been duly authorized, executed and delivered by the Company. The Subscription Agreement (as hereinafter defined) in the form as attached hereto as Schedule E has been duly authorized by the Company.

(x)                                                    Authorization and Description of Securities. The Securities to be sold through (or if not sold through, purchased by, in accordance with Section 5(a)) the Underwriters have been duly authorized for issuance, sale and delivery to the Purchasers or Underwriters, as applicable) pursuant to this Agreement.  Each of the Securities offered hereby, when issued and delivered by the Company pursuant to this

Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities conform in all material respects to all statements relating thereto contained in the Final Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and, except as disclosed in the Prospectus, the issuance of the Securities is not subject to the pre-emptive or other similar rights of any securityholder of the Company.

(xi)                                                 Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws (or similar constituting document) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in (a) any violation of the provisions of the charter or by-laws (or similar constituting documents) of the Company or any Subsidiary or (b) any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except in the case of (b) for such violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xii)                                              Absence of Disputes. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect. No dispute between the Company and any native group, community group or joint venture partner exists or, to the knowledge of the Company, is threatened or imminent, in each case, that would have a Material Adverse Effect.

(xiii)                                           Absence of Proceedings.All actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary have been disclosed in the Prospectus, other than those actions, suits, proceedings, inquiries or investigations that would not result in a Material Adverse Effect or would not materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Final Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xiv)                                          Other Reports and Information: Accuracy of Exhibits. There are no reports or information that, in accordance with the requirements of the Reviewing Authority or the other Qualifying Authorities or Canadian Securities Laws, must be made publicly available in connection with the Offering that have not been made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Reviewing Authority or the other Qualifying Authorities that remain confidential as of the date hereof; there are no documents (other than this Agreement) required to be filed with the Reviewing Authority or the other Qualifying Authorities in connection with the Prospectus that have not been filed as required.

(xv)                                             Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to possess or acquire such Intellectual Property would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would result in a Material Adverse Effect.

(xvi)                                          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the rules of the AMEX and (ii) such as have been obtained or may be required under the Canadian Securities Laws or the rules of the TSX.

(xvii)                                       Absence of Manipulation. Neither the Company nor any affiliate (as defined under Canadian Securities Laws) of the Company has taken, nor will the

Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Common Shares.

(xviii)                                    Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, provincial, municipal, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances known to the Company, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of the Company, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same in any material respect.

(xix)                                          Title to Property. To the knowledge of the Company, the Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (a) such as are described in the Prospectus or (b) where failure to hold any such title free and clear would not result in a Material Adverse Effect; and all of the property leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the property leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, in each case except where failure to hold any such lease or sublease would not have a Material Adverse Effect.

(xx)                                             Mining Claims. To the knowledge of the Company, all interests in mining claims, concessions, mining leases, leases of occupation, exploitation or extraction rights, participating interests or other conventional property or property interests or rights or similar rights (“Mining Claims”) relating to the Lac des Iles mine (including the Offset Zone), the Sleeping Giant mine (only to the extent required to operate the Sleeping Giant mill complex) and the Vezza Project (collectively, the “Principal Properties”) (in each case as defined in the Prospectus) that are held by the Company or any of the Subsidiaries are in good standing, are valid and enforceable, are free and clear of any material liens or charges, and no material royalty is payable in respect of any of them, except, in each instance, as disclosed in the Prospectus and, to the extent applicable, the title opinions of the Company’s legal counsel to be delivered in connection with the Offering. Except as disclosed in the Prospectus, no other property rights are necessary for the conduct of the Company’s business as presently conducted or as proposed to be conducted by the Company as described in the Prospectus, and there are no material restrictions on the ability of the Company and the Subsidiaries to use or otherwise exploit any such property rights. Except as disclosed in the Prospectus, the Company has no reason to believe that it will not be able to obtain or acquire such property or other rights as may be necessary to develop, operate (or further develop and operate) or re-open, as applicable, the Principal Properties. Except as disclosed in the Prospectus, Mining Claims held by the Company or the Subsidiaries cover the properties required by the Company for the purposes described in the Prospectus.

(xxi)                                          Mineral Estimates. Except as disclosed in the Prospectus, the information relating to estimates by the Company of the proven and probable reserves and the measured, indicated and inferred resources at the Principal Properties contained in the Prospectus has been prepared in all material respects in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects. The Company believes that all of the assumptions underlying such reserve and resource estimates were reasonable and appropriate as of the time of the estimate. The Company has no express knowledge that results in such estimates in the Prospectus being materially incorrect.

(xxii)                                       Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus will not be required, to seek an order permitting registration as an “investment company” under the United States Investment Company Act of 1940, as amended.

(xxiii)                                    Environmental Laws. Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any applicable federal, state, provincial, municipal, local or foreign statute, law, rule, regulation, ordinance or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials

(collectively, “Environmental Laws”), (B) to the Company’s knowledge, the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws. To the Company’s knowledge after reasonable inquiry, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. From time to time, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(xxiv)                                   Registration Rights. Other than as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Prospectus or otherwise registered by the Company under the 1933 Act or qualified for distribution under Canadian Securities Laws.

(xxv)                                      Disclosure Controls. The Company and the Subsidiaries maintain disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, as applicable to the Company, and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument 52-109 Certification of Disclosures in Issuer’s Annual and Interim Filings; as at December 31, 2011 such controls and procedures were effective to provide reasonable assurances that all material information concerning the Company and the Subsidiaries is made known, on a timely basis, to the individuals responsible for the preparation of the Company’s filings with the Qualifying Authorities.

(xxvi)                                   Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each of its Subsidiaries maintain internal control over financial reporting as defined in National

Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings; and as at December 31, 2011, such controls were effective. Since the end of the Company’s most recent audited fiscal year, the Company is not aware of any (1) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) change in the Company’s internal control over financial reporting that has materially affected the Company’s internal control over financial reporting.

(xxvii)                                Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the United States Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii)                             Taxes. All United States and Canadian federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Canadian federal income tax returns of the Company and the Subsidiaries through the fiscal year ended December 31, 2010 have been filed and no assessment in connection therewith has been made. Each of the Company and the Subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, provincial, municipal, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the Prospectus under the caption “Certain Canadian Federal Income Tax Considerations,” insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Securities or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(xxix)                                   Insurance. The Company and the Subsidiaries carry or are entitled to the benefits of insurance, with insurers the Company reasonably believes to be reputable, in such amounts and covering such risks as is generally maintained by companies of, to the Company’s reasonable belief, established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxx)                                      Statistical and Market-Related Data. Any statistical, industry and market-related data included in the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the consent to the use of such industry data from such sources, to the extent any such consent is required.

(xxxi)                                   Minute Books and Corporate Records. As at the date hereof, the minute books and corporate records of the Company and the Subsidiaries are true and correct and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and the Subsidiaries (except for minutes of the meetings that have occurred since March 26, 2012, of which the Company hereby confirms that no actions or events at such meetings would have a Material Adverse Effect), and at the Closing Time will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Company and the Subsidiaries.

(xxxii)                                Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii)                             OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv)                            Compliance with Laws. The Company and the Subsidiaries and, to the Company’s knowledge without any further investigation, others who perform services on behalf of the Company or the Subsidiaries in the performance of such services on behalf of the Company or the Subsidiaries, have been and are in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state, municipal and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the AMEX or the TSX, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice citing action or inaction by the Company or any of the Subsidiaries, or others who perform services on behalf of the Company or the Subsidiaries, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state, municipal or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably would be expected to have a Material Adverse Effect; and, to the knowledge of the Company, other than as set forth in the Prospectus (or any Supplementary Material), no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, municipal, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(xxxv)                               No Broker. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xxxvi)                            AMEX Listing; TSX Listing. The currently issued and outstanding Common Shares are listed on AMEX and the Company is in compliance with all applicable corporate governance requirements set forth in the AMEX Company Guide and all applicable corporate governance and other requirements contained in the listing agreement to which the Company and AMEX are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. The currently issued and outstanding Common Shares are listed on the TSX and the Company is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.

(xxxvii)                         Foreign Status. The Company is a “foreign private issuer” within the meaning of Rule 3b-4 under the 1934 Act. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters as to whom no representation is made), has made or will make:  (A) any offer to sell, or any solicitation of an offer to buy, any Securities to any person in the United States; or (B) any sale of Securities unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.  During the period in which the Securities are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Underwriters as to whom no representation is made) has made or will make any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States.

(xxxviii)                      Non-Arm’s Length Transactions. To the knowledge of the Company, except as disclosed in the Prospectus (or any Supplementary Material), neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any such Subsidiary which is required to be disclosed by applicable Canadian Securities Laws.

(xxxix)                            Relationships with Underwriters. Neither the Company nor any of the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters or (ii) intends to use any of the proceeds from the Offering hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters other that as disclosed in the Prospectus.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 4.                                            Underwriter Representations, Warranties and Covenants.

(a)           Representations, Warranties and Covenants by the Underwriters. Each Underwriter represents, warrants and covenants to the Company as of the date hereof, and as of the Closing Time referred to in Section 5(b) hereof, and agrees with the Company, as follows:

(i)                                                        Compliance. Each Underwriter represents and warrants that:

(A)                               it is incorporated and existing under the laws of its jurisdiction of incorporation and it has the corporate power to enter into and perform its obligations under this Agreement;

(B)                               the execution and delivery of and performance by each Underwriter of this Agreement has been authorized by all necessary corporate action on the part of each Underwriter;

(C)                               this Agreement has been duly executed and delivered by each Underwriter and constitutes legal, valid and binding agreements of each Underwriter, enforceable against each Underwriter in accordance with its terms; and

(D)                               each Underwriter is a member in good standing of the Investment Industry Regulatory Organization of Canada and is duly registered or licensed in those jurisdictions in which it is required to be so registered or licensed in order to offer the Securities for sale as contemplated by this Agreement or if or where not so registered will only offer through a dealer who is so registered or licensed.

(ii)                                                     Compliance. Each Underwriter will:

(A)                               conduct activities in connection with arranging for the sale and distribution of the Securities in compliance with the Canadian Securities Laws and the provisions of this Agreement; and

(B)                               deliver one copy of the Prospectus and any Supplementary Material to each Purchaser within the timeline required by the Canadian Securities Laws.

(iii)                                                  Notification Regarding Distribution.                     The Representatives shall notify the Company when, in their opinion, the Underwriters have ceased distribution of the Securities and, if required for regulatory compliance purposes, provide a breakdown of the number of Securities distributed under this Agreement and proceeds received in each of the Qualifying Jurisdictions in the time required under the Canadian Securities Laws.

(iv)                                                 Offers and Sales Exclusively in Canada.                                            The Underwriters will exclusively make offers and sales of the Securities in Canada. No Underwriter will make any offers or sales of the Securities to persons in the United States. None of the Underwriters, their affiliates nor any person acting on its or their behalf, has made or will make any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States.

(b)                                 Several and Joint.  In performing their obligations under this Agreement, the Underwriters shall be acting severally and not jointly or jointly and severally.  Notwithstanding the foregoing provisions of this Section 4, an Underwriter will not be liable to the Company under this Section 4 with respect to a default under this Section 4 by another Underwriter.  No Underwriter will be liable for any act or omission of any other Underwriter.

SECTION 5.                                            Sale and Delivery to Underwriters: Closing.

(a)                                 Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Underwriters agree to act as agents of the Company, severally and not jointly, and each Underwriter, severally and not jointly, agrees to sell as agent of the Company at the Canadian dollar price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter (for each Underwriter, such amount being its “Allocation”), plus any additional number of Securities which such Underwriter may become obligated to sell or purchase pursuant to the provisions of Section 13 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales of fractional Securities. The Company and the Underwriters agree that the Underwriters are not purchasing the Securities from the Company, provided that each Underwriters sells its Allocation as agent at the Closing Time. If an Underwriter sells less than its Allocation, each such Underwriter that has not sold its Allocation in full agrees to purchase from the Company as principal that total number of Securities that, together with the Securities sold by each such Underwriter as agent, aggregates the Underwriter’s Allocation.

(b)                                 Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Norton Rose Canada LLP, 200 Bay Street, Suite 3800, Toronto, Ontario, Canada, or at such other place as shall be agreed upon by the Representatives and the Company, at 8:00 a.m. (Eastern time) on April 30, 2012 or on such other date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

The Company hereby agrees to compensate the Underwriters in consideration for their services in respect of the Offering contemplated herein in accordance with the terms of Schedule B.

Payment with respect to the Securities the Underwriters have sold or expect to sell (or if not sold, to purchase in accordance with Section 5(a)) shall be made as set forth in Schedule B, to the Company by wire transfer of immediately available funds in Canadian dollars to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to sell (or if not sold, purchase in accordance with Section 5(a)). The Representatives, individually and not as representative of the Underwriters may but shall not be obligated to make payment of the purchase price for the Securities to be sold (or if not sold, purchased in accordance with Section 5(a)) by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration. The Securities, whether in certificated or electronic form, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.

SECTION 6.                                            Additional Covenants of the Company.

The Company covenants with each Underwriter acting on its behalf as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests. The Company will notify the Representatives immediately, and confirm the notice in writing, (1) when each of the Preliminary Prospectus and Final Prospectus (and any Supplementary Material) shall have been filed with the Qualifying Authorities, (2) of the receipt by the Company of any communication from the Reviewing Authority or any other Qualifying Authority relating to the Prospectus, the Offering or the listing of the Securities on the TSX, (3) of the receipt by the Company of any communication relating to the listing of the Securities on AMEX, and (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for distribution in any of the Qualifying Jurisdictions or the suspension of the trading in any securities of the Company or the initiation or threatening of any proceeding for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or suspension, including, if necessary, by filing an amendment to the Prospectus or any Supplementary Material and will make every reasonable effort to have the Securities qualified at the earliest possible moment.

(b)                                 Filing of Amendments and Exchange Act Documents. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or rules and regulations thereunder or Canadian Securities Laws to the date hereof; the Company will give the Representatives notice of its intention to make any such filing from the date hereof to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Continued Compliance with Securities Laws. If at any time prior to the completion of the distribution of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Final Prospectus in order that the Final Prospectus contain full, true and plain disclosure of all material facts relating to the Company and the Securities and contain no misrepresentation and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time they are delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend, supplement or revise, as applicable, the Final Prospectus in order to comply with the requirements of Canadian Securities Laws, the Company will promptly (i) prepare and file with the Qualifying Authorities, subject to Section 6(b), such amendment or supplement as may be necessary to correct such statement or omission or to effect such compliance, and (ii) furnish to the Underwriters such number of copies of such amendment or supplement (in the English and French languages, as applicable) as the Underwriters may reasonably request.

(d)                                 Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities substantially in accordance with the description set forth in the Final Prospectus under “Use of Proceeds.”

(e)                                  Securities. The Securities to be issued and sold by the Company hereunder shall be duly and validly created and issued by the Company and shall have the rights, privileges, restrictions and conditions that conform in all material respects to the rights, privileges, restrictions and conditions set forth in the Final Prospectus.

(f)                                   Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Securities offered hereby on AMEX and the TSX.

(g)                                  Restriction on Sale of Securities. During a period of 90 days following the Closing Time, the Company hereby agrees not to, directly or indirectly, without the prior written consent of the Representatives, such consent not to be unreasonably withheld or delayed, sell, issue, agree or offer to sell, grant any option for the sale of, or otherwise dispose of (or announce its intention to do any of the foregoing), any securities of the Company (including securities that are convertible or exchangeable into securities of the Company) other than (i) issuances pursuant to the exercise of options and other similar issuances pursuant to the Company’s existing security compensation plans, (ii) the grant of stock options or similar securities by the Company, (iii) issuances pursuant to the exercise of warrants outstanding, (iv) issuances pursuant to the Offering, (v) issuances of any debt securities, whether convertible or non-convertible, (vi) issuances pursuant to any convertible securities of the Company outstanding as of the date hereof, or (vii) issuances pursuant to the acquisition of shares or assets of any arm’s length person which does not result in a change of control of the Company.

(h)                                 Director and Officer Sales. The Company hereby agrees to disclose to the Representatives, the Company’s officers’ and directors’ trading history and any exercise of their options in the Company for the 30 day period prior to April 11, 2012, being the date of the engagement letter in respect of the Offering.  In addition, the Company agrees that it will use its reasonable efforts to restrict its senior officers and directors from selling any securities of the Company until after the Closing Time, without the prior consent of the Representatives, such consent not to be unreasonably withheld or delayed.

(i)                                     Translation Opinions. The Company shall cause Norton Rose Canada LLP to deliver to the Underwriters customary opinions (either from Norton Rose Canada LLP or another law firm), dated the date of filing of the French language versions of each of the Preliminary Prospectus and the Final Prospectus, to the effect that the French language version of each such prospectus, together with each document incorporated by reference therein, is in all material respects a complete and proper translation of the English language versions thereof (other than the financial statements and other financial data contained therein). The Company shall cause Norton Rose Canada LLP to deliver to the Underwriters similar opinions (either from Norton Rose Canada LLP or another law firm) as to the French language translation of any information (if required to be translated into French and the Company’s practise has been to do so) contained in any Supplementary Material (if required to be translated into French and the Company’s practise has been to do so), in form and substance satisfactory to the Underwriters, prior to the filing thereof with the Qualifying Authorities.

(j)                                    Translation Opinions-Financial Statements. The Company shall cause KPMG to deliver to the Underwriters customary opinions, dated the date of filing of the French language versions of each of the Preliminary Prospectus and the Final Prospectus, to the effect that the financial statements and other financial data contained in the French language version of each such Prospectus, or any document incorporated by reference in the French language version of each such prospectus, is in all material respects a complete and proper translation of the English language versions thereof. The Company shall cause KPMG to deliver to the Underwriters similar opinions as to the French language translation of any financial information contained in any Supplementary Material, in form and substance satisfactory to the Underwriters, prior to the filing thereof with the Qualifying Authorities.

(k)                                 Subscription Agreement for the Flow-Through Shares.  Subject to the terms thereof, the Company shall enter into a subscription agreement substantially in the form of Schedule E hereto with the purchasers of the Flow-Through Shares (all such agreements collectively, the “Subscription Agreement”).  Subject to the terms of the Subscription Agreement, the Company covenants to the Underwriters to fully comply with its covenants and agreements in the Subscription Agreement and the Company represents and warrants to the Underwriters that all of the representations and warranties made by the Company in the form of Subscription Agreement attached as Schedule E hereto are true and correct and will be true and correct as of the Closing Time.

SECTION 7.                                            Payment of Expenses.

Whether or not the Offering contemplated herein is completed, the Company will pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Prospectus (including any Supplementary Material), (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the Offering, (iii) the preparation, issuance and delivery of the Securities offered hereby to the Underwriters, whether in certificated or electronic form, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s Canadian and U.S. counsel, accountants, technical experts and other advisors, (v) the printing (or reproduction) and delivery (including postage, freight charges and charges for counting and packaging) to the Underwriters of copies of the Prospectus and any amendments or supplements thereto (including any Supplementary Material) and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors or shareholders, (vi) the fees and expenses of any transfer agent or registrar for the Common Shares, and (vii) the fees and expenses incurred in connection with the listing of the Securities offered hereby on AMEX and the TSX. Whether or not the Offering that is contemplated herein is completed, the Company shall, except as otherwise agreed in writing with the Underwriters, also assume and pay the reasonable and documented out-of-pocket expenses of the Underwriters and the reasonable and documented fees, disbursements of Canadian counsel to the Underwriters, and any taxes payable thereon, subject to a maximum aggregate cap on the Underwriters’ legal counsel’s fees and disbursements of C$75,000 (which cap, for greater certainty, does not apply to the taxes on such Underwriters’ legal counsel’s fees and disbursements).

SECTION 8.                                            Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 3(a) hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Canadian Filings. Each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material shall have been filed with the Qualifying Authorities and a Preliminary Receipt, Final Receipt, and any other receipt expressly required by applicable laws, shall have been issued by the Reviewing Authority on behalf of the Qualifying Authorities relating to the Preliminary Prospectus, the Final Prospectus and any Supplementary Material, respectively.  The Final Prospectus shall have been filed with the Qualifying Authorities within the applicable time period prescribed hereby; all other steps or proceedings shall have been taken that may be necessary in order to qualify the Securities for distribution to the public in each of the Qualifying Jurisdictions; and no order suspending the distribution of the Securities shall have been issued by any of the Qualifying Authorities and no proceedings for that purpose shall have been instituted or threatened, and any request on the part of any Qualifying Authority for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)                                 Opinion of Canadian Counsel for Company. At the Closing Time, the Representatives shall have received the favourable opinion, dated as of such date, of Norton Rose Canada LLP, Canadian counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, acting reasonably, together with signed or reproduced copies of such opinion for each of the Underwriters to the effect set forth in Schedule D. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

(c)                                  Title Opinions. At the Closing Time, the Representatives shall have received favourable title opinions, dated as of such date and addressed to the Underwriters, from local counsel retained by the Company and acceptable to the Underwriters’ counsel, acting reasonably, with respect to the (A) Company’s title to and ownership of the Mining Claims and any other property pertaining to the Lac des Iles Mine, (B) the Company’s title to and ownership of the Mining Claims and any other property pertaining to the Sleeping Giant mill complex, and (C) the Company’s title to and ownership of the Mining Claims and any other property pertaining to Vezza Project, in each case in form and substance satisfactory to counsel for the

Underwriters, acting reasonably, and together with signed or reproduced copies of such opinions for each of the Underwriters.

(d)                                 Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus (or any Supplementary Material), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President and Chief Executive Officer of the Company and of the Vice President, General Counsel and Corporate Secretary of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change since the date of this Agreement, (ii) the representations and warranties in Section 3(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all covenants and conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no order having the effect of ceasing or suspending the distribution of the Securities or the trading in the Securities or any other securities of the Company has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by any Qualifying Authority.

(e)                                  Accountant’s Bring-Down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG, an update of its letter referred to in Section 2(c) above, dated as of the Closing Time, with such changes as may be necessary to bring the information in such letter forward to within two business days of the Closing Time, in form and substance satisfactory to the Underwriters.

(f)                                   Approval of Listing. At the Closing Time, (A) the Securities offered hereby shall have been listed and admitted and authorized for trading on AMEX, and (B) the Securities offered hereby shall have been conditionally approved for listing on the TSX, subject only to satisfaction by the Company of the customary listing conditions, and in each case satisfactory evidence of such actions shall have been provided to the Representatives.

(g)                                  Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(h)                                 All Necessary Actions.  The Company shall have fulfilled all other legal requirements to permit the creation, issuance, offering and sale of the Flow-Through Shares, all as contemplated in this Agreement and file or cause to be filed all documents, applications, forms or undertakings required to be filed by the Company, and take or cause to be taken all action required to be taken by the Company, in each case in accordance with this Agreement in connection with the Offering.

(i)                                     Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Section 3, Section 4, Section 8, Section 9 and Section 10 shall survive any such termination and remain in full force and effect.

SECTION 9.                                            Indemnification.

(a)                                 Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and their respective affiliates, as such term is defined in the Canadian Securities Law (each, an “Affiliate”), their respective selling agents and each person, if any, who controls any Underwriter within the meaning of Canadian Securities Laws as follows:

(i)                                                        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus or any Supplementary Material, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any misrepresentation contained in the Prospectus or any Supplementary Material;

(ii)                                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or any such misrepresentation; provided that (subject to Section 9(c) below) any such settlement is effected with the written consent of the Company;

(iii)                                                  against any and all expense whatsoever, as incurred (including the fees and disbursements of Canadian and U.S. counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or any such misrepresentation, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission or misrepresentation made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives (or through any other Underwriter) expressly for use in the Prospectus or any Supplementary Material.

(b)                                 Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Final Prospectus, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions or misrepresentations, or alleged untrue statements or omissions, made in the Final Prospectus or any Supplementary Material in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives (or through any other Underwriter) expressly for use therein.

(c)                                  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 10.                                     Contribution.

If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company and the total Underwriters’ Fee received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bears to the aggregate gross proceeds of the Offering as set forth on the cover of the Final Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or misrepresentation relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10, none of the Underwriters shall be required to contribute any amount in excess of the amount by which the respective Underwriters’ Fee earned by each of the Underwriters hereunder exceeds the amount of any damages which each such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission or misrepresentation.

No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of Canadian Securities Laws and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, as the case may be, and each director of the Company, each officer of the Company who signed the Preliminary Prospectus or the Final Prospectus, and each person, if any, who controls the Company within the meaning of Canadian Securities Laws shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 11.                                     Representations, Warranties and Agreements to Survive.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or their respective Affiliates or selling agents, any person controlling any Underwriter, their respective officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 12.                                     Termination of Agreement.

(a)                                 Termination; General. In addition to any other remedies which may be available to the Underwriters, the Underwriters (or any of them) shall be entitled, at their option, to terminate and cancel, without any liability on the Underwriters’ part, their obligations under this Agreement to sell (or if not sold, to purchase in accordance with Section 5(a)) the Securities, by giving written notice to the Company at any time at or prior to the Closing Time if at any time before or after the date hereof and prior to the Closing Time:

(i)                                                        there shall occur any material change in relation to the Company, or there should be a previously undisclosed material change in relation to the Company (whether actual, proposed or prospective) which is discovered or required to be disclosed, or there should occur a change in a material fact in relation to the Company or in the Final Prospectus, that in the reasonable opinion of the Underwriters (or any of them), has or would be expected to result in a Material Adverse Effect or have a significant adverse effect on the market price or value of the Common Shares (including the Securities); or

(ii)                                                     any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any statute of the United States or any state thereof or any other jurisdiction to which the Company or any of its Subsidiaries is subject or any stock exchange (including without limitation the TSX, AMEX or any securities regulatory authority) in relation to the Company or any of its securities (except for any inquiry, investigation or other proceeding or order based upon the activities of the Underwriters and not upon activities of the Company), or any law or regulation is enacted or changed, which, in the opinion of the Underwriters (or any of them), acting reasonably, prevents or restricts trading in or the distribution of the Securities or significantly adversely affects the market price or value of the Company’s securities (including the Securities); or

(iii)                                                  there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including, without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), or any law or regulation (or change in the interpretation or administration thereof) which, in the reasonable opinion of the Underwriters (or any of them) significantly adversely affects, or will seriously adversely affect, the financial markets, or the business, operations or affairs of the Company and its Subsidiaries, taken as a whole; or

(iv)                                                 if trading in any securities of the Company has been suspended or materially limited by the Reviewing Authority, any Qualifying Authority or any other securities commission or securities regulatory authority in Canada, AMEX or the TSX, or if trading generally on the TSX, AMEX or the New York Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Reviewing Authority, any Qualifying Authority or any other securities commission or securities regulatory authority in Canada, the Financial Industry Regulatory Authority, Inc. or any other governmental authority; or

(v)                                                    a material disruption has occurred in commercial banking or securities settlement or clearance services in Canada; or

(vi)                                                 a banking moratorium has been declared by Canadian federal authorities.

(b)                                 All Terms and Conditions. The Company agrees that all material terms and conditions of this Agreement shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its commercially reasonable best efforts to cause such conditions to be complied with, and that any breach or failure by the Company to comply with any such conditions shall entitle any of the Underwriters to terminate their obligations to sell (or if not sold, purchase in accordance with Section 5(a)) the Securities by notice to that effect given to the Company at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Underwriters may waive, in whole or in part, or extend the time for compliance with, any terms and conditions of this Agreement without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriters only if such waiver or extension is in writing and signed by all of the Underwriters.

(c)                                  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 7 hereof, and provided further that Section 3, Section 9, Section 10 and Section 11 shall survive such termination and remain in full force and effect.

SECTION 13.                                     Default by One or More of the Underwriters.

If one of the Underwriters fails to purchase its applicable percentage of the aggregate number of the Securities at the Closing Time (the Securities in respect of which the defaulting Underwriter(s) fail to purchase hereinafter called the “Defaulted Securities”), the other Underwriters will have the right, but will not be obligated, to purchase, all but not less than all, of the Defaulted Securities; provided that if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased at the Closing Time hereunder, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount of the Defaulted Securities in the proportions that their respective underwriting obligations bear to the underwriting obligation of all non-defaulting Underwriters. If, with respect to the Defaulted Securities, any non-defaulting Underwriter elects not to exercise its right to acquire the Defaulted Securities so as to assume the entire obligation of the defaulting Underwriter and the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased at the Closing Time hereunder, then the Company will have the right to either (i) proceed with the sale of the applicable Securities (less the Defaulted Securities) to the non-defaulting Underwriters, or (ii) terminate its obligations hereunder without liability to the non-defaulting Underwriters except under Sections 7, 9 and 10.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days to the extent such delay is necessary to effect any required changes in the Final Prospectus or in any other material documents. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13.

SECTION 14.                                     Alternative Transaction.

The Company agrees not to sell or negotiate or enter into an arrangement to sell all or substantially all of the assets of the Company or enter into a merger or other business combination with a third party or other similar transaction, which transaction does not provide for the completion of the Offering contemplated hereunder (an “Alternative Transaction”). In the event the Company enters into an agreement or makes a public announcement with respect to an Alternative Transaction prior to completion of the Offering contemplated hereunder, the Company agrees to make such payments and issuance to the Underwriters forthwith upon entering into such agreement or making such announcement in the amounts as described in Schedule B hereto as if the Offering had been completed.

SECTION 15.                                     Entire Agreement.

This Agreement constitutes the entire agreement between the Company and the Underwriters in connection with the transactions described herein and supersedes all prior understandings, negotiations and discussions, whether oral or written, in relation to the transactions described herein, including without limitation, the letter agreement dated April 11, 2012 between the Company, and Scotia on behalf of the Underwriters.

SECTION 16.                                     Tax Disclosure.

Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed Canadian federal and provincial income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed Canadian federal and provincial income tax treatment of the transactions contemplated hereby.

SECTION 17.                                     Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication Notices to the Underwriters shall be directed to the Representatives c/o Scotia at Scotia Plaza, 68th Floor, 40 King Street West, Toronto, ON M5H 3C2 to the attention of Jeff Richmond and c/o RBC at Royal Bank Plaza, South Tower, 200 Bay Street, 4th Floor, Toronto, Ontario Canada M5J 2W7 to the attention of Lance Rishor and; notices to the Company shall be directed to it at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2350, Toronto, Ontario, M5J 2J2, to the attention of General Counsel.

SECTION 18.                                     No Advisory or Fiduciary Relationship.

The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the Offering Price and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 19.                                     Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 9 and Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from or through any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 20.                                     Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 21.                                     Time.

Time shall be of the essence of this Agreement.  Except as otherwise set forth herein, specified times of day refer to Toronto time.

SECTION 22.                                     Counterparts.

This Agreement may be executed in any number of counterparts (including by PDF/email), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 23.                                     Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Yours very truly,

NORTH AMERICAN PALLADIUM LTD.

By:	(signed) “Trent C.A. Mell”
Name: Trent C.A. Mell
Title: Vice-President Corporate Development and General Counsel

By:	(signed) “Jeffrey A. Swinoga”
Name: Jeffrey A. Swinoga Title: Vice President, Finance and CFO

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED as of this 16th day of April, 2012.

Yours very truly,

SCOTIA CAPITAL INC.

By:	(signed) “Jeff Richmond”
Name: Jeff Richmond
Title: Managing Director

RBC DOMINION SECURITIES INC.

By:	(signed) “Lance Rishor”
Name: Lance Rishor
Title: Managing Director

CORMARK SECURITIES INC.

By:	(signed) “Marc Murnaghan”
Name: Marc Murnaghan
Title: Co-Head Investment Banking, Managing Director

RAYMOND JAMES LTD.

By:	(signed) “John Willett”
Name: John Willett
Title: Managing Director

MACQUARIE CAPITAL MARKETS CANADA LTD.

By:	(signed) “Jim Meloche”
Name: Jim Meloche
Title: Managing Director

(signed) “Eugene Lei”
Name: Eugene Lei
Title: Managing Director, Mining

CREDIT SUISSE SECURITIES (CANADA), INC.

By:	(signed) “Ron Lloyd”
Name: Ron Lloyd
Title: Managing Director

GMP SECURITIES L.P.

By:	(signed) “Ron D’Ambrosio”
Name: Ron D’Ambrosio
Title: Managing Director

HAYWOOD SECURITIES INC.

By:	(signed) “Greg McKenzie”
Name: Greg McKenzie
Title: Managing Director

OCTAGON CAPITAL CORPORATION

By:	(signed) “Chris Everest”
Name: Chris Everest
Title: Chief Financial Officer

SCHEDULE A

UNDERWRITERS’ ALLOCATION

Name of Underwriter	Number of Securities	Percentage

Scotia Capital Inc. (1)	4,294,000	38%

RBC Dominion Securities Inc.(1)	3,390,000	30%

Cormark Securities Inc.	904,000	8%

Raymond James Ltd.	791,000	7%

Macquarie Capital Markets Canada Ltd.	565,000	5%

Credit Suisse Securities (Canada), Inc.	339,000	3%

GMP Securities L.P.	339,000	3%

Haywood Securities Inc.	339,000	3%

Octagon Capital Corporation	339,000	3%

TOTAL	11,300,000	100%

(1) Co Lead Underwriters and Bookrunners

A-1

SCHEDULE B

PRICING INFORMATION

Offering Price	C$3.10 per Flow-Through Share

Number of Shares	11,300,000

Expected Closing Date	April 30, 2012

In consideration of the Underwriters’ services to be rendered in connection with the offering contemplated in the Agreement to which this Schedule B is attached, the Company shall pay to the Underwriters, a cash fee equal to C$0.155 per Flow-Through Share, which fee shall be paid by the Company to Scotia, for and on behalf of the Underwriters, at the Closing Time.

B-1

SCHEDULE C

SUBSIDIARIES

Lac des Iles Mines Ltd.

NAP Quebec Mines Ltd. (formerly Cadiscor Resources Inc.)

C-1

SCHEDULE D

FORM OF OPINION OF COMPANY’S CANADIAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 8(b)

1.                                      Each of the Company and each of Lac des Iles Mines Ltd. (“LDI”) and NAP Quebec Mines Ltd. (“NAP Quebec” and together with LDI, the “Canadian Subsidiaries”) has been incorporated and is existing as a corporation under the laws of its jurisdiction of incorporation.

2.                                      Each of the Company and each of the Canadian Subsidiaries has all necessary corporate power, capacity and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Final Prospectus and to enter into and, if applicable, perform its respective obligations under the Underwriting Agreement and the Subscription Agreement.

3.                                      The authorized share capital of the Company consists of an unlimited number of Common Shares, of which • Common Shares are issued and outstanding as at the close of business on •, prior to giving effect to the Offering.

4.                                      The authorized share capital of LDI consists of an unlimited number of common shares and an unlimited number of special shares, issuable in series, of which • common shares are outstanding and all of which were issued as fully paid and non-assessable and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

5.                                      The authorized share capital of NAP Quebec consists of an unlimited number of common shares, of which • common shares are outstanding and all of which were issued as fully paid and non-assessable and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

6.                                      The Securities have been validly issued as fully paid and non-assessable securities in the capital of the Company.

7.                                      Each of the Underwriting Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of, and is enforceable against, the Company in accordance with its terms (subject to bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution).

8.                                      A final receipt has been obtained in respect of the Final Prospectus from the Reviewing Authority on behalf of itself and the other Qualifying Authorities and all necessary documents have been filed, all requisite proceedings have been taken and all necessary authorizations, approvals, permits, consents and orders have been obtained under the securities laws of each of the Qualifying Jurisdictions to qualify the distribution of the Securities to the public in each of the Qualifying Jurisdictions through registrants registered under applicable securities laws (including related and applicable regulations, policies and rules) of the Qualifying Jurisdictions who have complied with the applicable provisions of such securities laws.

9.                                     The documents incorporated by reference in the Final Prospectus as amended or supplemented (other than the financial statements and supporting schedules and accompanying management’s discussion and analysis included therein or omitted therefrom, as to which such counsel expresses no opinion), when they were filed with the Qualifying Authorities, complied as to form in all material respects to the formal requirements of the securities laws, rules and regulations of each Qualifying Jurisdiction.

10.                               The Final Prospectus and any Supplementary Material in connection with the Offering (other than the financial statements and supporting schedules and accompanying management’s discussion and analysis included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with Canadian Securities Laws.

11.                               The Company is a “reporting issuer” under the securities legislation of each Canadian province that recognizes the concept of reporting issuer and is not on the list of defaulting issuers maintained under such legislation, if any.

12.                               The Toronto Stock Exchange has conditionally approved the listing of all of the Flow-Through Shares, subject to the Company fulfilling the requirements of such exchange set forth in the conditional approval letter on or before the date in such letter.

13.                               To such counsel’s knowledge, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by any securities regulatory authority in the Qualifying Jurisdictions and no proceedings for that purpose have been instituted or are pending or contemplated.

14.                               Except as a result of any agreement, arrangement, obligation or understanding to which the Corporation is not a party and of which it has no knowledge, upon issue to Purchasers the Flow-Through Shares are “flow-through shares” as defined in subsection 66(15) of the Income Tax Act (Canada), and do not constitute “prescribed shares” for the purpose of regulation 6202.1 of the regulations to the Income Tax Act (Canada).

15.                               The statements in the Final Prospectus under the captions “Description of Share Capital”, Certain Canadian Federal Income Tax Considerations”, “Purchasers’ Statutory Rights”, and “Eligibility for Investment” have been reviewed by such counsel and fairly summarize the matters under such headings. All descriptions in the Final Prospectus of Canadian statutes and regulations, insofar as they purport to describe the provisions of such laws, are fair summaries of the matters discussed therein.

16.                               To such counsel’s knowledge, the Company is not in violation of its articles of incorporation or by-laws.

17.                               The execution, delivery and performance of each of the Underwriting Agreement and the Subscription Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and the Final Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement and the Subscription Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of (i) the articles of incorporation or bylaws or similar organizational documents of the Company or the Canadian Subsidiaries, (ii) any material law of general application in the Province of Ontario or any law of general application in Canada to which the Company or the Canadian Subsidiaries or any of their respective properties, assets or operations is subject. No further consents, approvals, authorizations from or filings with any court, regulatory body or administrative agency or other governmental agency or body, other than those that have been validly obtained and continue in effect, are required for the Company’s execution, delivery or performance of the Underwriting Agreement or the Subscription Agreement or the consummation of the transactions contemplated by the Underwriting Agreement or the Subscription Agreement, other than any continuous disclosure filings required to be made by the Company pursuant to applicable Canadian Securities Laws.

18.                               The provisions of the Québec Securities Act relating to the use of the French language and of the Charter of the French Language, R.S .Q., c. C-lI (other than those relating to verbal communications, as to which we express no opinion) will have been complied with in respect of the Final Prospectus and forms of order and confirmation (the “Offering Documents”) to be delivered to purchasers in the Province of Québec in connection with the sale of the Securities, when issued, to the extent such purchasers receive a copy of the Offering Documents in the French language (on the assumption that the Offering Documents constitute the entire contract for the Securities), provided that the Offering Documents in the English language may be delivered without delivery of the French language versions thereof to those physical persons in the Province of Québec who have expressly requested in writing to receive such Offering Documents in the English language only.

19.                               No stamp or other issuance or transfer taxes or duties or sales taxes or withholding taxes (in the case of such withholding or sales tax, only to the extent that no services were rendered in Canada by or on behalf of any Underwriter which is not a resident of Canada in connection with the transactions contemplated by the Underwriting Agreement) are payable by or on behalf of the Underwriters to the Government of Canada or the Government of Ontario or any political subdivision thereof or any authority or agency thereof or therein having power to tax solely by virtue of: (A) the issue, sale and delivery of the Securities by the Company to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Canada by the Underwriters of the Securities in the manner contemplated in the Underwriting Agreement.

20.                               The Company is eligible to file a short form prospectus with the Reviewing Authority.

21.                               All necessary corporate action has been taken by the Company to authorize the execution, delivery and filing of each of the Preliminary Prospectus, Final Prospectus and any Supplementary Material, if applicable, with the Reviewing Authority and the Qualifying Authorities.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of any jurisdiction other than the Provinces of Alberta, Ontario and Quebec or the Federal laws of Canada, upon the opinion of local Canadian counsel of good standing (which opinion shall be dated and furnished to the Underwriters at the Closing Time, shall be reasonably satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Norton Rose Canada LLP shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials, provided that such certificates shall have been delivered to the Underwriters.

In addition to rendering the opinions set forth above, such counsel shall also include statements to the effect that:

(a)                                 we have not been retained as counsel to the Company in connection with any pending actions, suits or proceedings against or affecting the business of the Company or before or by any governmental entity or arbitrator to which the Company is subject. In making this statement, we have, for Norton Rose Canada LLP (Toronto), reviewed time dockets dating since • to identify the lawyers who have performed services for the Company since • and have inquired as to whether they are retained with respect to any such proceedings. We have not conducted any other investigation; and

(b)                                 the attributes of the Securities conform in all material respects to the description thereof contained in the Final Prospectus.

SCHEDULE E

FORM OF FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT

THESE SECURITIES WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND WILL NOT BE OFFERED FOR SALE IN THE UNITED STATES.

THIS AGREEMENT dated                               , 2012.

AMONG:

THE PERSONS LISTED AS PURCHASERS IN APPENDIX I TO THIS AGREEMENT (collectively, the “Purchasers” and individually, a Purchaser”);

AND

North American Palladium Ltd. (the “Corporation”);

AND

Scotia Capital Inc., RBC Dominion Securities Inc., Cormark Securities Inc., Raymond James Ltd., Macquarie Capital Markets Canada Ltd., Credit Suisse Securities (Canada), Inc., GMP Securities L.P., Haywood Securities Inc. and Octagon Capital Corporation (each an “Underwriter” and, collectively, the “Underwriters”);

WHEREAS the Corporation has agreed to issue common shares each of which will be a “flow-through share” as defined in subsection 66(15) of the Income Tax Act (Canada) (the “Flow-Through Shares”);

AND WHEREAS each of the Purchasers has agreed to purchase from the Corporation, and the Corporation has agreed to sell to each of the Purchasers, the number of Flow-Through Shares set forth across from the Purchaser’s name on an appendix to this Agreement (the “Purchased Securities”) at the price of $3.10 per common share (the “Purchase Price”).

AND WHEREAS the Purchased Securities are being sold by the Corporation through Scotia Capital Inc.  (“Scotia”), RBC Dominion Securities Inc. (“RBC”, together with Scotia, the “Lead Underwriters”), Cormark Securities Inc., Raymond James Ltd., Macquarie Capital Markets Canada Ltd., Credit Suisse Securities (Canada), Inc., GMP Securities L.P., Haywood Securities Inc. and Octagon Capital Corporation (collectively, with the Lead Underwriters, the “Underwriters”);

AND WHEREAS the Corporation agrees to:

(a)                                 incur or be deemed to incur Resource Expenses (as hereinafter defined) in an amount at least equal to the Commitment Amount (as hereinafter defined) during the period from and after the Closing Date (as hereinafter defined) to and including December 31, 2013; and

(b)                                 renounce Resource Expenses equal to the Commitment Amount to the Purchaser with an effective date no later than December 31, 2012.

AND WHEREAS the proceeds of the Flow-Through Shares will be immediately available to the Corporation.

THEREFORE, upon payment for the Flow-Through Shares by the Purchasers, and execution of this Agreement by the Underwriters as agents for the Purchasers, and the Corporation, the Purchasers and the Corporation hereby irrevocably agree to be bound by the terms and conditions set forth in this Agreement with respect to the Flow-Through Shares.

1.                                      Definitions

(a)             Definitions:  In this Agreement, unless the context otherwise requires:

(i)	“Agreement” means this subscription and renunciation agreement as the same may be amended, supplemented or restated from time to time;

(ii)	“Business Day” means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Toronto, Ontario;

(iii)

“Canadian Exploration Expense” or “CEE” means “Canadian exploration expense” as defined in subsection 66.1(6) of the Tax Act, excluding amounts which are prescribed to be “Canadian exploration and development overhead expenses” for the purposes of paragraph 66(12.6)(b) of the Tax Act or the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expense for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(iv)	“Closing” means the closing of the purchase and sale of the Offered Securities;

(v)	“Closing Date” means April 30, 2012 or such other date as the Corporation and the Underwriters may mutually agree upon in writing;

(vi)	“Commitment Amount” means the amount paid by the Purchaser for the Purchased Securities;

(vii)	“Common Shares” means the common shares of the Corporation as constituted on the date hereof;

(viii)	“Corporation” means North American Palladium Ltd., a corporation validly subsisting under the Canada Business Corporations Act and includes any successor corporation thereto;

(ix)	“CRA” means Canada Revenue Agency;

(x)	“Flow-Through Shares” has the meaning given in the recitals hereto;

(xi)	“Lead Underwriters” means Scotia and RBC;

(xii)	“Offered Securities” means 11,300,000 Common Shares which are Flow-Through Shares offered for sale by the Corporation through the Underwriters;

(xiii)	“Offering” means the offering of the Offered Securities pursuant to the Prospectus;

(xiv)	“Offering Jurisdictions” means each of the provinces of Canada;

(xv)

“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(xvi)

“Prescribed Forms” means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act and under the applicable provision of the Quebec Tax Act as described in paragraph 1(b) hereof filed or to be filed by the Corporation within the prescribed times renouncing to the Purchaser the Resource Expenses incurred or deemed to be incurred pursuant to this Agreement and all parts or copies of such forms required by the CRA and the provincial taxation authorities;

(xvii)

“Prescribed Relationship” means a relationship between the Corporation and the Purchaser where the Purchaser and the Corporation are related or otherwise do not deal at arm’s length for purposes of the Tax Act;

(xviii)

“Prospectus” means the final prospectus (including all documents incorporated or deemed to be incorporated by reference pursuant to National Instrument 44-101) dated April 26, 2012, that has been filed and a receipt issued therefor by the Ontario Securities Commission, as principal regulator, and all other securities regulatory authorities in the Offering Jurisdictions, qualifying the distribution of the Offered Securities;

(xix)	“Purchase Price” means $3.10 per Offered Security;

(xx)	“Purchased Securities” means the Offered Securities purchased by the Purchaser;

(xxi)

“Purchaser” means the Person purchasing the Purchased Securities and whose name appears on the execution pages hereof and who has signed this Agreement or, if the Person whose name appears on the execution pages hereof or an Underwriter who has signed this Agreement as agent for, or on behalf of, a beneficial purchaser and is not actually purchasing the Purchased Securities as principal, the Person who is the beneficial purchaser of the Purchased Securities as disclosed in the Appendix I to this Agreement;

(xxii)                    “Quebec Tax Act” means the Taxation Act (Québec) and all rules and regulations made pursuant thereto, all as may be amended, re-enacted or replaced and any proposed amendments thereto announced publicly on or prior to the Closing Date;

(xxiii)                 “Resource Expense” means an expense which is a CEE which is incurred on or after the Closing Date and on or before the Termination Date which may be renounced by the Corporation pursuant to the application of subsection 66(12.6) of the Tax Act with an effective date not later than December 31, 2012 and in respect of which, but for the renunciation, the Corporation would be entitled to a deduction from income for income tax purposes;

(xxiv)                “Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the applicable securities regulatory authority or applicable securities regulatory authorities of, the applicable jurisdiction or jurisdictions collectively;

(xxv)                   “Stock Exchange” means the Toronto Stock Exchange;

(xxvi)                “Tax Act” means the Income Tax Act (Canada), and the regulations thereunder, as amended, reenacted or replaced from time to time and any proposed amendments to the Tax Act announced by the Minister of Finance (Canada) on or prior to the Closing Date;

(xxvii)             “Termination Date” means December 31, 2013;

(xxviii)          “Underwriters” means collectively, the Lead Underwriters and Cormark Securities Inc., Raymond James Ltd., Macquarie Capital Markets Canada Ltd., Credit Suisse Securities (Canada), Inc., GMP Securities L.P., Haywood Securities Inc. and Octagon Capital Corporation; and

(xxix)                “Underwriting Agreement” means the underwriting agreement dated April 16, 2012 between the Corporation and the Underwriters with respect to the Offering.

(b)                                 Any reference to a word or term defined in the Tax Act shall include, for purposes of Québec income taxation, a reference to the equivalent word or term, where applicable, defined in the Quebec Tax Act.  Any reference to the Tax Act or a provision thereof shall include, for purposes of Québec income taxation, a reference to the Quebec Tax Act or the equivalent provision thereof, where applicable.  Any reference to a filing or similar requirement imposed under the Tax Act shall include, for purposes of Québec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Quebec Tax Act.

2.                                      Conditions of Purchase

The obligation of the Corporation to sell the Purchased Securities to the Purchaser is subject to, among other things, the conditions that:

(a)                                 the representations and warranties made by the Purchaser and, if applicable, any beneficial purchaser for whom such Purchaser is contracting hereunder (including representations and warranties made in any schedule attached hereto, as applicable), herein are true and correct when made and are true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date;

(b)                                 all covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser and, if applicable, any beneficial purchaser for whom the Purchaser is contracting hereunder, on or prior to the Closing Date shall have been performed or complied with in all material respects; and

(c)                                  all necessary regulatory approvals being obtained prior to the Closing Date.

Each Purchaser consents and, if applicable, any beneficial purchaser for whom a Purchaser is contracting hereunder consents, to the filing by the Corporation with applicable regulatory authorities of all documents and personal information concerning the Purchaser provided in this Agreement required by the Securities Laws of the Offering Jurisdictions.

3.                                      The Closing

Delivery and payment for the Purchased Securities will be completed at the Closing at the offices of Norton Rose Canada LLP, Suite 3800, Royal Bank Plaza, South Tower, 200 Bay Street, Toronto, Ontario M5J 2Z4 at 8:00 a.m., Toronto time, on the Closing Date.  If, at the Closing, the terms and conditions contained in the Underwriting Agreement have been complied with to the satisfaction of the Underwriters or waived by the Underwriters, the Lead Underwriters will deliver to the Corporation all completed subscription and renunciation agreements, including this Agreement, and deliver to the Corporation the aggregate subscription proceeds against delivery by the Corporation of a global certificate, in registered or electronic form, representing the Offered Securities, and such other documentation as may be requested by the Underwriters.

4.                                      Representations, Warranties and Covenants of the Purchasers

By acceptance of this Agreement and by executing this Agreement, each Purchaser, and, if applicable, any others for whom the Purchasers are contracting hereunder represent and warrant and acknowledge to the Underwriters and to the Corporation (which representations and warranties and acknowledgements shall survive the Closing) that in respect of such Purchaser:

(a)                                 It has received and reviewed a copy of the Prospectus and agrees and acknowledges that the representations, warranties and agreements under the section entitled “Flow-Through Shares — Renunciation” will be deemed to have been made by it for the benefit of the Company and the Underwriters.

(b)                                 It and any beneficial purchaser for whom it is contracting hereunder is resident, or if not an individual, has the head office, in the jurisdiction set out opposite its name on the applicable appendix to this Agreement which address is the Purchaser’s residence or place of business, or the residence or place of business of any beneficial purchaser for whom the Purchaser is contracting hereunder, as applicable, and such address was not obtained or used solely for the purpose of acquiring the Purchased Securities and the Purchaser, and, if applicable, any others for whom the Purchaser is contracting hereunder were not offered the Offered Securities, and did not execute this Agreement, outside of Canada.

(c)                                  It and any beneficial purchaser for whom it is contracting hereunder is, or is deemed to be resident in Canada and deals at arm’s length with and is not affiliated with the Company.

(d)                                 If the Purchaser is an individual, the Purchaser has attained the age of majority in the jurisdiction in which the Purchaser is resident and has the legal capacity and competence to enter into and be bound by this Agreement and to perform the covenants and obligations herein.

(e)                                  If the Purchaser is not an individual (i) the Purchaser has the legal capacity to authorize, execute and deliver this Agreement, and (ii) the individual signing this Agreement has been duly authorized to execute and deliver this Agreement.

(f)                                   The Purchaser, and, if applicable, any others for whom the Purchaser is contracting hereunder, and if the Purchaser is a partnership, each partner of the partnership, does not have a Prescribed Relationship with the Corporation.

(g)                                  The Purchaser will not enter into any agreement or arrangement with any person or partnership (other than the Corporation or a specified person in relation to the Corporation as defined in subsection 6202.1(5) of the regulations to the Tax Act) which will cause the Offered Securities to be prescribed shares, within the meaning of section 6202.1 of the regulations to the Tax Act.

(h)                                 Legal counsel retained by the Corporation and legal counsel retained by the Underwriters are acting as counsel to the Corporation and the Underwriters respectively and not as counsel to the Purchaser and the Purchaser may not rely upon such counsel in any respect.  Purchasers should obtain independent legal and tax advice with respect to the investment in the Purchased Securities.

(i)                                     The Purchaser is not purchasing Offered Securities for the account or benefit of any person outside of Canada.  The Offered Securities have not been registered and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and the Offered Securities are being offered and sold in an “overseas directed offering” in accordance with Regulation S under the U.S. Securities Act.

(j)                                    The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the purchase of the Purchased Securities and the completion of the transactions described herein by the Purchaser will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would, if the Purchaser is not or any beneficial purchaser for whom the Purchaser is contracting hereunder is not an individual, constitute a material default under any term or provision of the Purchaser’s constating documents, by-laws or resolutions or the constating documents, by-laws or resolutions of any beneficial purchaser for whom the Purchaser is contracting hereunder, as the case may be, the Securities Laws or any other laws applicable to the Purchaser or any beneficial purchaser for whom the Purchaser is contracting hereunder, any agreement to which the Purchaser is or any beneficial purchaser for whom the Purchaser is contracting hereunder is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser is or any beneficial purchaser for whom the Purchaser is contracting hereunder.

(k)                                 The funds representing the aggregate Purchase Price in respect of the Purchased Securities which will be advanced by the Purchaser to the Corporation through the Underwriters hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (for the purposes of this paragraph the “PCMLTFA”) and the Purchaser acknowledges that the Corporation may in the future be required by law to disclose the name of the Purchaser and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA.  None of the funds provided by the Purchaser (i) have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser and, (b) the Purchaser will promptly notify the Corporation if the Purchaser discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith.

(l)                                     The Purchaser, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder, acknowledges and consents to the fact that the Corporation and the Underwriters are collecting the Purchaser’s personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, that of each beneficial purchaser for whom the Purchaser is contracting hereunder, for the purpose of completing this Agreement and the transactions contemplated herein.  The Purchaser, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder, acknowledges and consents to the Corporation and the Underwriters retaining such personal information for as long as permitted or required by law or business practices.  The Purchaser, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder, further acknowledges and consents to the fact that the Corporation or the Underwriters may be required by the Securities Laws of the Offering Jurisdictions, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada or otherwise by applicable laws to provide regulatory authorities, including the CRA, with any personal information provided under this Agreement.  The Purchaser represents and warrants, as applicable, that the Purchaser has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom the Purchaser is contracting hereunder.  In addition to the foregoing, the Purchaser agrees and acknowledges that the Corporation or the Underwriters, as the case may be, may use and disclose the Purchaser’s personal information, or that of each beneficial purchaser for whom the Purchaser is contracting hereunder, as follows:

(i)

for internal use with respect to managing the relationships between and contractual obligations of the Corporation, the Underwriters and the Purchaser or any beneficial purchaser for whom the Purchaser is contracting hereunder;

(ii)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to CRA;

(iii)	for disclosure to securities regulatory authorities, the CRA and other regulatory bodies with jurisdiction with respect to reports of trades and other regulatory filings;

(iv)

for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)	for disclosure to professional advisers of the Corporation or the Underwriters in connection with the performance of their professional services;

(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Purchaser’s prior written consent;

(vii)	for disclosure to a court determining the rights of the parties under this Agreement; or

(viii)	for use and disclosure as otherwise required or permitted by law.

5.                                      Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to each Purchaser and to the Underwriters as follows and acknowledges and confirms that each Purchaser and the Underwriters are relying upon each of such representations and warranties in entering into this Agreement and completing the transactions contemplated herein:

(a)                                 Flow-Through Shares:  Except as a result of any agreement, arrangement, undertaking, obligation or understanding of which the Corporation has no knowledge, upon issue, the Purchased Securities will be Flow-Through Shares and will not be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act (either as section 6202.1 currently reads or as it is currently proposed to be amended). The Corporation does not have and will not have prior to the Termination Date a Prescribed Relationship with the Purchaser and, if the Purchaser is a partnership, any partner or limited partner of the partnership.

(b)                                 Principal-Business Corporation:  The Corporation will, at the time the Purchased Securities are issued, be a “principal-business corporation” as defined in subsection 66(15) of the Tax Act.

(c)                                  Commitment Amount:  The Corporation has no reason to believe that it will be unable to incur or be deemed to incur, on or after the Closing Date and on or before the Termination Date or that it will be unable to renounce to the Purchaser effective on or before December 31, 2012, Resource Expenses in an aggregate amount equal to the Commitment Amount and the Corporation has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act.

6.                                      Covenants

The Corporation hereby covenants and agrees with each Purchaser and the Underwriters as follows:

(a)                                 Further Information:  The Corporation shall provide such information as the Purchaser may reasonably request to enable the Purchaser to comply with the terms and conditions of any exemptive order or ruling obtained by the Purchaser from any applicable regulatory authority.

(b)                                 Accounting Records:  The Corporation shall keep proper and complete books, records and accounts in accordance with generally accepted accounting principles showing true and accurate records of all Resource Expenses and charges and make such books, records and accounts available for inspection by or on behalf of the Purchaser.

(c)                                  Filing Selling Instruments:  The Corporation shall file with the CRA and, if applicable, with the appropriate authorities in the Province of Quebec within the time prescribed by subsection 66(12.68) of the Tax Act and the applicable provisions of the Quebec Tax Act, the forms prescribed for the purposes of such legislation together with a copy of this Agreement and any “selling instrument” contemplated by such legislation or by this Agreement and shall forthwith following such filings provide to the Purchaser a copy of such forms certified by two officers of the Corporation.

(d)                                 Principal-Business Corporation:  The Corporation shall maintain its status as a “principal-business corporation” as defined in subsection 66(15) of the Tax Act until such time as all of the Resource Expenses required to be renounced under this Agreement have been incurred and validly renounced pursuant to the Tax Act.

(e)                                  Performance of Acts:  The Corporation shall perform and carry out all of the acts and things to be completed by it as provided in this Agreement.

(f)                                   Incurring and Renouncing of CEE:  The Corporation hereby agrees to incur or be deemed to incur Resource Expenses in an amount at least equal to the Commitment Amount on or before the Termination Date in accordance with this Agreement and agrees to renounce to the Purchaser, with an effective date no later than December 31, 2012, Resource Expenses in an amount equal to the Commitment Amount.

(g)                                  Prescribed Forms:  The Corporation shall file with CRA and, if applicable, with the appropriate authorities in the Province of Quebec, the Prescribed Forms on or before the last day of the first month following each month in which any renunciation is made pursuant to the terms of this Agreement and shall deliver to the Purchaser, on or before March 1, 2013, the relevant Prescribed Forms (including the T-101 Form), fully completed and executed, renouncing to the Purchaser Resource Expenses in an amount equal to the Commitment Amount with an effective date of no later than December 31, 2012.

(h)                                 Resource Expenses:  The expenditures to be renounced by the Corporation to the Purchaser:

(i)

will be Resource Expenses, at least 8.5% of which shall constitute “flow through mining expenditures” as defined in subsection 127(9) of the Tax Act, if certain proposed amendments to subsection 127(9) contained in the March 29, 2012 federal budget become law;

(ii)	will not include any amount that has previously been renounced by the Corporation to the Purchaser or to any other Person; and

(iii)	would be deductible by the Corporation in computing its income for the purposes of Part I of the Tax Act but for the renunciation to the Purchaser.

(i)                                     Valid Renunciation:  The Corporation shall not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expense to the Purchaser in an aggregate amount equal to the Commitment Amount.

(j)                                    Applications for Prescribed Grants:  If the Corporation receives, or becomes entitled to receive, any government assistance which is described in paragraph (a) of the definition of “excluded obligation” in subsection 6202.1(5) of the regulations made under the Tax Act and the receipt or entitlement to receive such government assistance has or will have the effect of reducing the amount of CEE validly renounced to the Purchaser hereunder to less than the Commitment Amount, the Corporation shall incur additional CEE so that it may renounce Resource Expenses in an amount not less than the Commitment Amount.

(k)                                 Renunciation: The Corporation will refrain from entering into transactions or taking deductions which would otherwise reduce its cumulative CEE to the extent that would preclude renunciation of Resource Expenses hereunder in an amount equal to the Commitment Amount unless it incurs additional CEE so that it may renounce Resource Expenses in an amount equal to the Commitment Amount.

(l)                                     Amalgamation:  If the Corporation amalgamates with any one or more corporations, any shares issued to or held by the Purchaser as a replacement for the Flow-Through Shares as a result of such amalgamation will qualify, by virtue of subsection 87(4.4) of the Tax Act, as Flow-Through Shares and in particular will not be “prescribed shares” as defined in section 6202.1 of the regulations to the Tax Act.

7.                                      Indemnification

(a)                                 Failure to Renounce:  If the Corporation does not renounce to the Purchaser, effective on or before December 31, 2012, Resource Expenses equal to the Commitment Amount in accordance with this Agreement, the Corporation shall indemnify and hold harmless the Purchaser and each of the partners thereof if the Purchaser is a partnership or a limited partnership (for the purposes of this paragraph each an “Indemnified Person”) as to, and pay in settlement thereof to the Indemnified Person on or before the twentieth Business Day following the date the amount is finally determined, an amount equal to the amount of any tax (within the meaning of paragraph 6202.1(5)(b) of the regulations to the Tax Act as subsection 6202.1(5) of the regulations currently reads or paragraph 6202.1(5)(c) of the regulations to the Tax Act as subsection 6202.1(5) is currently proposed to be amended) payable under the Tax Act (and under any corresponding provincial legislation) by any Indemnified Person as a consequence of such failure.  If the amount renounced to the Purchaser is reduced pursuant to subsection 66(12.73) of the Tax Act, the Corporation shall indemnify and hold harmless each Indemnified Person as to, and pay in settlement thereof to the Indemnified Person, an amount equal to the amount of any tax (within the meaning of subparagraph 6202.1(5)(b) of the regulations to the Tax Act or within the meaning of proposed subparagraph 6202.1(5)(c) of the regulations to the Tax Act) payable under the Tax Act (and under any corresponding provincial legislation) by the Indemnified Person as a consequence of such reduction, provided that nothing in this paragraph shall derogate from any rights or remedies the Purchaser may have at common law with respect to liabilities other than those payable under the Tax Act and any corresponding provincial legislation.  For certainty, the foregoing indemnity shall have no force or effect to the extent that such indemnity would otherwise cause the Flow-Through Shares to be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act.

(b)                                 Indemnities Held in Trust:  To the extent that any Person entitled to be indemnified hereunder is not a party to this Agreement, the Purchaser shall obtain and hold the rights and benefits of this Agreement in trust for, and on behalf of, such Person and such Person shall be entitled to enforce the provisions of this section notwithstanding that such Person is not a party to this Agreement.

8.                                      General

(a)                                 Headings:  The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement,” “hereof,” “hereunder”, “herein” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto.  Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement.

(b)                                 Number and Gender:  Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and neuter and vice versa.

(c)                                  Severability:  If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.  Each of the provisions of this Agreement is hereby declared to be separate and distinct.

(d)                                 Notices:  All notices or other communications to be given hereunder shall be delivered by hand or by telecopier, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. (Toronto time) and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

Notices to the Corporation shall be addressed to:

Royal Bank Plaza, South Tower

200 Bay Street, Suite 2350

Toronto, ON                            M5J 2J2

Facsimile:                                         (416) 360-7709

Attention:                                         General Counsel

Notices to the Purchaser shall be addressed to the Lead Underwriters as set out in the Underwriting Agreement.

Either the Corporation or the Purchaser may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

(e)                                  Further Assurances:  Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement.  The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

(f)                                   Successors and Assigns:  Except as otherwise provided, this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(g)                                  Entire Agreement:  The terms of this Agreement express and constitute the entire agreement between the Corporation and the Purchaser with respect to the specific subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Agreement.  This Agreement and the Underwriting Agreement supersede the bid letter dated April 11, 2012 between the

                                                Corporation and Scotia on behalf of the Underwriters in respect of the Offering with respect to the subject matter hereof.

(h)                                 Time of Essence:  Time is of the essence of this Agreement.

(i)                                     Amendments:  The provisions of this Agreement may only be amended with the written consent of the Corporation and the Lead Underwriters on behalf of the Underwriters.

(j)                                    Survival:  Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and indemnities of or by the Corporation contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement.

(k)                                 Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

(l)                                     Counterparts and Copies:  This Agreement (and any acceptance or renunciation of this Agreement) may be validly executed and delivered by the parties hereto in any number of separate counterparts and all counterparts, when executed and delivered, will together constitute one and the same instrument.  Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF) will be treated as originals, fully binding and with full legal force and effect, and the parties hereto waive any rights they may have to object to such treatment.

EXECUTED by Scotia Capital Inc., as agent for the Purchasers set out on Appendix I-A, this            day of                           , 2012.

Per:
Authorized Signatory

EXECUTED by RBC Dominion Securities Inc., as agent for the Purchasers set out on Appendix I-B, this            day of                            , 2012.

Per:
Authorized Signatory

EXECUTED by Cormark Securities Inc., as agent for the Purchasers set out on Appendix I-C, this            day of                        , 2012.

Per:
Authorized Signatory

EXECUTED by Raymond James Ltd., as agent for the Purchasers set out on Appendix I-D, this            day of                           , 2012.

Per:
Authorized Signatory

EXECUTED by Macquarie Capital Markets Canada Ltd., as agent for the Purchasers set out on Appendix I-E, this            day of                           , 2012.

Per:
Authorized Signatory

EXECUTED by Credit Suisse Securities (Canada), Inc., as agent for the Purchasers set out on Appendix I-F, this            day of                           , 2012.

Per:
Authorized Signatory

EXECUTED by GMP Securities L.P., as agent for the Purchasers set out on Appendix I-G, this            day of                           , 2012.

Per:
Authorized Signatory

EXECUTED by Haywood Securities Inc., as agent for the Purchasers set out on Appendix I-H, this            day of                      , 2012.

Per:
Authorized Signatory

EXECUTED by Octagon Capital Corporation, as agent for the Purchasers set out on Appendix I-I, this            day of                , 2012.

Per:
Authorized Signatory

EXECUTED by the Corporation, this            day of                           , 2012.

Per:
Authorized Signatory

APPENDIX I

APPENDIX I-A TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
SCOTIA CAPITAL INC.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-B TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
RBC DOMINION SECURITIES INC.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-C TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
CORMARK SECURITIES INC.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-D TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
RAYMOND JAMES LTD.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-E TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
MACQUARIE CAPITAL MARKETS CANADA LTD.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-F TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
CREDIT SUISSE SECURITIES (CANADA), INC.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-G TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
GMP SECURITIES L.P.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-H TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
HAYWOOD SECURITIES INC.

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares

APPENDIX I-I TO FLOW-THROUGH SUBSCRIPTION AND RENUNCIATION AGREEMENT
OCTAGON CAPITAL CORPORATION

Name of Purchaser	Address and Telephone Number of Purchaser	Social Insurance Number or Business Identification Number	Number of Flow- Through Shares Purchased	Aggregate Value of Flow- Through Shares